SEC File No. 333-147945

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

     POST-EFFECTIVE AMENDMENT TO THE FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DARLINGTON MINES LTD.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

DARLINGTON MINES LTD.	CORPORATION TRUST COMPANY OF NEVADA
1019 Drayton Street	6100 Neil Road, Suite 500
North Vancouver, British Columbia	Reno, Nevada 89511
Canada V7L 2V7	(775) 688-3061
(604) 639-7757
(Address and telephone of registrant executive office)	(Name, address and telephone number of agent for service)

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

DARLINGTON MINES LTD.

     POST-EFFECTIVE AMENDMENT
TO DEREGISTER UNSOLD SHARES OF COMMON STOCK

     On December 12, 2007, our public offering 1,000,000 shares of common stock minimum, 2,000,000 shares of common stock maximum was filed on Form SB-2 (Registration No. 333-147945) and declared effective by the SEC on December 21, 2007. On September 16, 2008, the offering period as set forth in our registration statement expired. As of said date, we had sold 1,015,000 shares of common stock to the public. Pursuant to the registration statement, we represented that we would remove from registration by post-effective amendment any securities being registered which remain unsold at the termination of the offering.

     1,015,000 shares of common stock were sold in the public offering. 985,000 shares remained unsold. We, pursuant to this post-effective amendment, do hereby remove from registration 985,000 shares of common stock which were not sold in our public offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this post-effective amendment to its Form S-1 registration statement and has duly caused this post-effective amendment to its Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Vancouver, British Columbia, Canada on this 25th day of September, 2008.

DARLINGTON MINES LTD.

BY:	MICHELLE MASICH
Michelle Masich, President, Principal Executive
Officer, Treasurer, Principal Financial Officer,
Principal Accounting Officer and member of the
Board of Directors.

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to its Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	President, Principal Executive Officer, Treasurer,	09-25-08
Principal Financial Officer, Principal Accounting
MICHELLE MASICH	Officer and member of the Board of Directors.
Michelle Masich

	Secretary and a member of the Board of	09-25-08
W. DAVID RADBOURNE	Directors
W. David Radbourne